The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286





Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by American Depositary Receipts, each
representing one-third of an Ordinary Share of Bohler Uddeholm AG
(Form F-6 File No 33-94474)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the par value change and ratio change of Bohler Uddeholm
AG , from ATS 100 to Euro 2.00 each and from
3 ADRs equals 1 Ordinary share to 4 ADRs equals 1 Ordinary Share, effective June 8, 2006.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised par value of Euro 2.00 and revised ratio of 4 ADRs equals 1 Ordinary
Share of Bohler Uddeholm AG. The Prospectus has been revised to reflect the new par value by addition of the following notation:

Effective June 8, 2006, 4 ADRs equal
1 Ordinary Share of Par Value Euro
2.00 each


Please contact me with any questions or
comments at 212 815-4244.